Registration Statement
No. 333-43311

As filed with the Securities and Exchange Commission on April 20, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

OLD REPUBLIC INTERNATIONAL CORPORATION	DELAWARE	36-2678171
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)	(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

307 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601-5382
(312) 346-8100
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

SPENCER LEROY III, ESQUIRE
SENIOR VICE PRESIDENT, GENERAL COUNSEL
AND SECRETARY
OLD REPUBLIC INTERNATIONAL CORPORATION
307 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601-5382
(312) 346-8100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OR
AGENT FOR SERVICE)

Deregistration of Securities

Pursuant to the undertaking contained in Item 17(a)(3) of the within registration statement, the Registrant hereby withdraws and removes from registration the indeterminate number or amount of Debt Securities, Warrants, Preferred Stock, Common Stock, Depository Shares, Stock Purchase Contracts and Stock Purchase Units (in a maximum aggregate initial offering price of $500,000,000) registered on the within registration statement. The offering has been terminated by the Registrant.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 18, 2007.

OLD REPUBLIC INTERNATIONAL CORPORATION

By:   /s/ A. C. Zucaro
Name: A. C. Zucaro
Title: Chairman of the Board and Chief Executive Officer